                                                                   EXHIBIT 10.14

                                SERVICE AGREEMENT

                                     BETWEEN

                                US AIRWAYS, INC.

                                       AND

                                AIR MIDWEST, INC

                                   DATED AS OF
                                  MAY 14, 2003

RECITALS                                                                                                 1
ARTICLE 1     COMPLIANCE WITH REGULATIONS                                                                2
ARTICLE 2     AIR SERVICES TO BE PROVIDED BY CONTRACTOR                                                  3
SECTION 2.01  SCHEDULES TO BE OPERATED                                                                   3
SECTION 2.03  AIRCRAFT TO BE USED                                                                        9
SECTION 2.04  FLIGHT CREWS TO BE USED                                                                   10
SECTION 2.05  MAINLINE OPERATIONS                                                                       11
ARTICLE 3     SUPPORT SERVICES AND FACILITIES                                                           11
SECTION 3.01  GENERAL PROVISION                                                                         11
SECTION 3.02  COMMUNICATIONS                                                                            11
SECTION 3.03  RESERVATIONS                                                                              12
SECTION 3.04  RESERVED                                                                                  13
SECTION 3.05  STATION FACILITIES AND GROUND SUPPORT SERVICE                                             13
SECTION 3.06  TERMS OF TRANSPORTATION, SALES AND PROMOTION                                              16
ARTICLE 4     PASSENGER FARES AND DIVISION OF REVENUES                                                  20
SECTION 4.01  LOCAL FARES                                                                               20
SECTION 4.02  ALL OTHER FARES                                                                           20
SECTION 4.03  DIVISION OF REVENUES                                                                      20
ARTICLE 5     AIR FREIGHT RATES                                                                         21
SECTION 5.01  JOINT AIR FREIGHT RATES                                                                   21
SECTION 5.02  COMPENSATION TO CONTRACTOR FOR AIR FREIGHT                                                21
ARTICLE 6     US MAIL                                                                                   21
ARTICLE 7     LIABILITY  INDEMNIFICATION AND INSURANCE                                                  23
SECTION 7.01  CONTRACTOR SHALL ACT AS AN INDEPENDENT CONTRACTOR                                         23
SECTION 7.02  LIABILITY AND INDEMNIFICATION                                                             24
SECTION 7.03  INSURANCE COVERAGE                                                                        25
SECTION 7.04  ADDITIONAL REQUIREMENT                                                                    27
SECTION 7.05  CARGO LIABILITY INSURANCE                                                                 29
ARTICLE 8     CONSIDERATION, RECORDS AND REPORTS                                                        30
SECTION 8.01  CONSIDERATION                                                                             30

SECTION 8.02  RECORDS AND REPORTS                                                                       32
ARTICLE 9     EFFECTIVE DATE,  TERMINATION AND CANCELLATION                                             34
SECTION 9.01  EFFECTIVE DATE AND TERM                                                                   35
SECTION 9.02  TERMINATION                                                                               36
SECTION 9.03  FORCE MAJEURE                                                                             38
SECTION 9.04  ASSIGNMENT                                                                                38
ARTICLE 10    OPERATING RESTRICTIONS                                                                    38
SECTION 10.0  USE OF CONTRACTOR'S AIRCRAFT                                                              39
ARTICLE 11    TRADEMARK LICENSE FOR OPERATIONS TO BE CONDUCTED BY CONTRACTOR PURSUANT TO THIS
              AGREEMENT                                                                                 40
SECTION 11.01 GRANT OF TRADEMARK LICENSE                                                                40
SECTION 11.02 TERMS AND CONDITIONS GOVERNING TRADEMARK LICENSE                                          40
ARTICLE 12    ENTIRE AGREEMENT, AMENDMENT, NOTICES AND TITLES                                           42
SECTION 12.01 ENTIRE AGREEMENT AND AMENDMENTS                                                           42
SECTION 12.02 NOTICES AND MISC PROVISIONS                                                               44
SECTION 12.03 NOTICES AND MISCELLANEOUS PROVISIONS                                                      42

                                SERVICE AGREEMENT

This Agreement made as of this 14 day of May, 2003, by and between US Airways, Inc., a Delaware corporation, having a principal place of business at Crystal Park Four, 2345 Crystal Drive, Arlington, Virginia 22227 ("US Airways") and Air Midwest, Inc., a Kansas corporation, having a principal place of business at 2203 Air Cargo Road, Wichita, Kansas 67209 ("Contractor") as follows:

                                   WITNESSETH:

         WHEREAS, US Airways holds a certificate of public convenience and necessity issued by the Department of Transportation (DOT) authorizing US Airways to engage in the interstate and overseas air transportation of persons, property and mail between all points in the United States, its territories and possessions; and

         WHEREAS, Contractor is a commuter air carrier engaged in air transportation of persons and property pursuant to Part 298 of the DOT's Economic Regulations; and

         WHEREAS, US Airways owns various trademarks, service marks and logos, including "US Airways", "US Airways Express", and distinctive exterior, interior and printed material color decor and patterns used upon and inside its aircraft, hereinafter referred to individually and collectively as the "US Airways Trademarks"; and

         WHEREAS, Contractor wishes to acquire a nonexclusive license, and US Airways does hereby grant unto the Contractor, the use of one or more of US Airways' Trademarks in connection with the scheduled air transportation services operated by Contractor pursuant to this Agreement, including the use of the "US" designator code; and

         WHEREAS, Contractor desires to operate, and US Airways is willing to contract for, US Airways Express operations in the manner and to the extent hereinafter described;

         NOW, THEREFORE, for and in consideration of the foregoing premises and the mutual covenants and obligations hereinafter set forth, the parties to this Agreement hereby agree as follows:

ARTICLE 1                  COMPLIANCE WITH REGULATIONS

Contractor hereby represents, warrants, and agrees that all air transportation services performed by it pursuant to this Agreement or otherwise shall be conducted in full compliance with any and all applicable statutes, orders, rules, and regulations, whether now in effect or hereafter promulgated, of all governmental agencies having jurisdiction over Contractor's operations, including, but not limited to the Federal Aviation Administration (FAA) and the DOT. Contractor's compliance with such governmental statutes, orders, rules, and regulations shall be the sole and exclusive obligation of Contractor, and US Airways will have no obligations or responsibilities, whether direct or indirect, with respect to such matters.

ARTICLE 2                  AIR SERVICES TO BE PROVIDED BY CONTRACTOR

SECTION 2.01               SCHEDULES TO BE OPERATED

(a) Exclusive Markets: In the following city pairs Contractor shall be the sole and exclusive air carrier authorized by US Airways to operate as "US Airways Express" subject to the terms and conditions listed below; provided however if Contractor does not provide the minimum service described herein in any market listed in this Section 2.01 for * consecutive days or announces terminating service in such market US Airways may replace Contractor in such market upon written notice to Contractor:

         (i) Kansas City:

                                                      Minimum
City Pair                                            Roundtrips
---------                                            ----------
Kansas City, MO.          - Dodge City, KS               *
                          - Garden City, KS              *
                          - Great Bend, KS               *
                          - Hays, KS                     *
                          - Manhattan, KS                *
                          - Omaha, NE                    *
                          - Salina, KS                   *
                          - Springfield, IL              *
                          - Topeka, KS                   *
                          - Little Rock, AR              *
Manhattan, KS-Salina, KS                                 *
Dodge City, KS-Garden City, KS                           *
Great Bend, KS-Hays, KS                                  *

Little Rock, AR           - Shreveport, LA               *
                          - Nashville, TN                *
                          - New Orleans, LA              *
New Orleans, LA           - Shreveport, LA               *

         (ii) Florida

                                                         Minimum
City Pair                                               Roundtrips
---------                                               ----------
Orlando, FL               - Panama City, FL                  *
                          - Ft. Walton Beach, FL             *
Tampa, FL                 - Naples, FL                       *
                          - Key West, FL                     *
                          - Panama City, FL                  *
                          - Ft. Walton Beach, FL             *
                          - Pensacola, FL                    *
Panama City, FL           - Ft. Walton Beach, FL             *

Miami, FL                 Freeport Bahamas                   *
                          Governors Harbour, Bahamas         *

Key West, FL

                          Nassau, Bahamas                    *
                          North Eleuthera, Bahamas           *
                          Tampa, FL                          *
                          Treasure Cay, Bahamas              *
                          Marsh Harbor, Bahamas              *
West Palm Beach           Treasure Cay, Bahamas              *
                             Marsh Harbour, Bahamas          *

(iii) Philadelphia:

                                                      Minimum
City Pair                                            Roundtrips
---------                                            ----------
Philadelphia, PA          - Atlantic City, NJ            *
                          - Groton, CT                   *
                          - Reading, PA                  *
                          - Williamsport,                *
                          - Ithaca, NY                   *

         (iv) Pittsburgh:

                                                     Minimum
City Pair                                           Roundtrips
---------                                           ----------
Pittsburgh, PA            - Clarksburg, WV               *
                          - Dubois, PA                   *
                          - Franklin, PA                 *
                          - Jamestown, NY                *
                          - Latrobe, PA                  *
                          - Morgantown, WV               *
                          - Parkersburg, PA              *
Clarksburg, WV            - Morgantown, WV               *
Dubois, PA                - Jamestown, NY                *
Pittsburgh, PA            - Bradford, PA                 *
                          - Massena, NY                  *
                          - Ogdensburg, NY               *
                          - Reading, PA                  *
                          - Watertown, NY                *
Masana, NY                - Ogdensburg, NY               *
                          - Watertown, NY                *
Watertown, NY             - Ogdensburg, NY               *

         (v) Charlotte:

                                                     Minimum
City Pair                                           Roundtrips
---------                                           ----------
Charlotte, NC             - Athens, GA                   *
                          - Huntington, WV               *
                          - Lewisburg, WV                *
                          - Lynchburg, VA                *
                          - Greenville, SC               *
Asheville, NC             - Greenville, SC               *
                          - Raleigh, NC                  *
Raleigh, NC               - Charlestown, SC              *
                          - Greenville, SC               *
                          - Norfolk VA                   *

(b) Non Exclusive: US Airways, in its sole discretion, shall allow Contractor to operate as "US Airways Express" in additional city-pairs provided the Contractor complies with Sections 2.01(c, d & e) and Section 8.01(c), and provided, further, that US Airways reserves the right to

\
withdraw its approval of all or any part of such additional schedules at any time and to require Contractor to change or to reduce to zero such additional schedules.

         (i) Kansas City:

                                                     Current
City Pair                                          Roundtrips
---------                                          ----------
None

                                                     Current
City Pair                                          Roundtrips
---------                                          ----------
None

         (iii) Philadelphia:

                                                     Current
City Pair                                          Roundtrips
---------                                          ----------
None

         (iv) Pittsburgh:

                                                     Current
City Pair                                          Roundtrips
---------                                          ----------

         (v) Charlotte:

                                                     Current
City Pair                                          Roundtrips
---------                                          ----------
None

(c) The initial schedules and changes in the schedules operated by Contractor pursuant to Section 2.01(a) or 2.0l(b), whether necessitated by altered connections, operating experience or other reasons, must be submitted to US Airways by the deadline date established by US Airways but not less than * days prior to the effective date of such initial schedules or schedule changes, and all such schedules must be approved, in advance, by US Airways. Requests for new city-pair additions to Section 2.01(a) and 2.01(b) must be submitted to US Airways * days prior to requested service start date. Requests for changes in Contractor's schedules must be made in writing. Before such requests are issued, US Airways and Contractor will, as far in advance as practicable, advise each other of any desired modifications or amendments of their respective schedules so as to ensure that the primary needs of both the local and connecting traffic between the cities operated by Contractor as a US Airways Express Carrier are being adequately met. Within the operating capability of the aircraft used by Contractor as described in Section 2.03, or some other substitute aircraft used by Contractor with the prior written consent of US Airways, all reasonable and practicable requests by US Airways to Contractor to adjust the service schedules required by Section 2.01 will be complied with by Contractor.

(d) If Contractor provides service as "US Airways Express" in a market operated in conjunction with US Airways Group aircraft, Contractor's scheduled departures involving such service cannot be scheduled within * of any regional jet operated by any carrier operating as US Airways Express, unless specifically approved in writing by US Airways. Contractor must adjust flight schedules to achieve such a minimum * separation within * notice from US Airways.

(e)      Except for the city pairs listed in Section 2.01(a)(i), nothing in
Section 2.01 or any other provisions of this Agreement shall prevent the operation of jet service by US Airways Group aircraft in any market covered by this Agreement.

(f)      Except as set forth in the table of approved markets set forth in
Section 2.01(a), no terms, provision or condition contained in this Article shall be construed so as to prohibit the operation with the aircraft described in Section 2.03, of additional schedules beyond those frequencies in city-pairs previously approved in 2.01(a) or then currently approved pursuant to 2.01(b) if, in Contractor's judgment, such additional schedules are economically feasible;

provided, however, that the operation of such additional schedules shall be subject to the terms of Section 2.01(c), Section 2.01(d), and Section 8, and provided that all such changes to frequency are approved by US Airways and Contractor conforms to all electronic schedule filing procedures and deadlines as established by US Airways.

SECTION 2.02               OPERATION OF NON-AFFILIATED FLIGHTS

(a) Contractor shall be entitled to operate additional services under its own name and airline code in the city-pairs not then currently approved by US Airways pursuant to Section 2.01 of this Agreement. Such services shall not make use of any of the services or facilities afforded to Contractor by US Airways under this Agreement and no aircraft used in providing such services shall bear any US Airways Express logo or markings. Except as otherwise provided herein, in the city-pairs then currently approved by US Airways pursuant to Section 2.01 of this Agreement, Contractor shall operate its services exclusively as US Airways Express.

(b) US Airways hereby grants to Contractor the right to conduct operations described in Section 2.01 (a) (i) above and any operations undertaken by subsequent amendment hereto under the trademark "US Airways Express" on behalf of Midwest Airlines subject to all of the terms and conditions of Article 11 of the Agreement. Contractor's flights which operate between Kansas City and the airports listed in Section 2.01 (a) (i) will be permitted to carry the YX code when connecting to Midwest Airlines flights from Kansas City to the airports listed below. Any one or more of the airports listed is subject to change at the sole discretion of US Airways, provided that US Airways provides * days notice to Contractor:

Atlanta           New Orleans   San Antonio      Milwaukee   Los Angeles  Denver
San Francisco     Las Vegas     Phoenix          Dallas

SECTION 2.03               AIRCRAFT TO BE USED

(a)      Contractor will provide the scheduled air services described in Section
2.01 with short-to-medium range, multi-engine, turbine-propeller aircraft, which aircraft shall meet the requirements for commuter air carrier operations set forth in Part 298 of the DOT's Economic Regulations and the Federal Aviation Regulations. Such aircraft shall have a minimum of nineteen (19) seats and appropriate capacity for passenger baggage, freight and mail. If aircraft is weight restricted so as to prevent the transport of all passengers and expected baggage in the city-pair when booked to capacity, Contractor will make a commercially reasonable effort to reduce available passenger capacity sufficiently in advance so as to accommodate all booked passengers and their baggage. Contractor and US Airways agree that except as expressly stated otherwise herein, the Beechcraft 1900D aircraft is acceptable for purposes of this Agreement provided that US Airways' ramp area, personnel, terminal and other facilities are available and adequate to accommodate such aircraft at the times scheduled taking into account other services performed by US Airways and by other US Airways Express operators which use such ramp area, terminal and other facilities.

The aircraft scheduled and any replacement aircraft utilized by Contractor pursuant to Section 2.03, shall bear US Airways' Trademarks on the aircraft exterior livery and on the aircraft interior color decor and pattern provided by US Airways and the name "US Airways Express". The aircraft interior shall generally consist of the color decor and pattern provided by US Airways for articles of seat belt webbing, carpet and bulkhead covers. In the event that Contractor's aircraft fail to comply with the provisions of this Section, Contractor agrees to bring such aircraft into compliance at the time of such aircraft's next scheduled retrofit. Contractor shall maintain such cleaning programs as are required to maintain a clean aircraft interior and exterior. At any time during the term of this Agreement, and at the sole discretion of US Airways, Contractor may be permitted to use such new or different trademarks and exterior color decor and patterns on its aircraft as US Airways may determine. Upon written notice from US Airways, which shall include the specifications for any such changes in trademarks, decor and patterns for aircraft exterior, interior, and ground equipment, Contractor shall effect such changes as promptly as is reasonably practicable; provided however, Contractor shall not, at its own expense, be expected to change exterior color decor more than once in any * consecutive year period.

In addition to use of the US Airways Trademarks on its aircraft, Contractor shall use and display a suitable sign on the exterior of its aircraft identifying Contractor as the operator of the services being provided pursuant to this Agreement. The use and display of such sign shall be subject to the prior written approval of US Airways as to its nature, size and location on Contractor's aircraft.

(c) No logo or markings other than those defined in Section 2.03 (b) as US Airways Express livery and that of the Contractor, shall be displayed on the exterior of the aircraft without the written consent of US Airways.

(d) Contractor shall purchase, and US Airways must approve, all service items on-board the aircraft. Certain service items must be purchased from US Airways in order to assure consistency in appearance and quality. Contractor will make reasonable efforts to insure that each passenger seatback includes one copy of US Airways Attache in-flight magazine and one copy of US Airways gift catalog and a motion sickness bag.

(e) Within * of the execution of this Agreement, Contractor shall provide an * fleet plan to US Airways, updated at * intervals.

SECTION 2.04               FLIGHT CREWS TO BE USED

All services performed by Contractor pursuant to Sections 2.01 and 10.01 shall be operated with at least the minimum number of qualified flight crew members required by the Federal Aviation Agency. All such crew members shall at all times meet all currently applicable governmental requirements, as such requirements may be amended from time to time during the term of this Agreement, and shall be fully licensed and qualified for the services to be performed hereunder, and, in addition, all of Contractor's captains shall hold a current Airline Transport Pilot

Certificate. Such crew members shall also meet any and all requirements imposed by the insurance policies which are to be maintained pursuant to Section 7.03. Announcements onboard the aircraft made by crew members or when prerecorded, shall include the name US Airways Express and such reasonable marketing announcements as determined by US Airways and which will change from time to time. Prerecorded announcements must be updated with a current name and/or marketing message within * months of notice from US Airways, but in no case more often than * times within *. The marketing announcements shall be separate from Contractors safety announcements so as not to impede, interfere or in any way detract attention. In connection with such announcements, Contractor's corporate name will be used only in conjunction with the US Airways Express name, and at times prescribed by US Airways.

SECTION 2.05               OTHER OPERATIONS

Nothing contained in Section 2.01 or any other provision of this Agreement shall prevent the operation of nonstop, single-plane or connecting jet service by US Airways Group or affiliate, subsidiary, codeshare or contract carrier aircraft in any city-pair covered by this Agreement, as solely determined by US Airways.

ARTICLE 3                  SUPPORT SERVICES AND FACILITIES

SECTION 3.01               GENERAL PROVISION

US Airways and Contractor will provide ground support services and facilities to the extent and in the manner set forth in the subsequent sections of this
Article 3. Such ground support services and facilities will be furnished only with respect to Contractor's scheduled air services described in Sections 2.01; provided, however, that with respect to frequencies operated by Contractor in addition to the minimum frequencies established by Section 2.01(a), US Airways' obligation to provide ground support and facilities to Contractor under Section 3.05(a) shall be subject to the ability and capacity of US Airways' facilities to handle such additional schedules at costs deemed reasonable by US Airways in the exercise of its sole discretion and judgment.

SECTION 3.02               COMMUNICATIONS

Reservation telephone lines will be maintained by US Airways at the points listed in Section 2.01(a) connecting those cities with US Airways' reservations center.

SECTION 3.03               RESERVATIONS

(a) All reservations will be requested and confirmed for passengers using the services described in Sections 2.01 through US Airways' reservations system. Connecting reservations to US Airways or to other air carriers will be requested and confirmed through US Airways' reservations system in accordance with currently established industry methods and procedures. For passengers originating their travel at points other than those served by Contractor pursuant to Section 2.01, either on US Airways' system or on the systems of other airlines, connecting reservations to the services of Contractor will also be made in accordance with currently established industry methods and procedures. In all cases, US Airways will confirm the reservations of Contractor's passengers through the entire itinerary of their scheduled trips. When a contact number is supplied by the passengers making such reservations to US Airways or the booking agent, US Airways will assume the responsibility of notifying the passengers or the booking agent of any changes in Contractor's schedules or operations provided that Contractor furnishes US Airways with sufficient advance notice of such changes. However, if Contractor fails to provide sufficient advance notice of such changes, Contractor will incur reasonable costs for such re-accommodations, including but not limited to off-line transportation, manpower, communication and interrupted trip expenses.

(b) Contractor agrees minimally to make available the greater of two seats or ten percent (10%) of the aircraft seating capacity on seventy percent (70%) of the scheduled daily departures, in each city-pair for the lowest available joint (through) fare, and an equal number of ("Z" Class) seats for the redemption of Frequent Flyer Coupons.

(c) In the event of flight delays, cancellations or other schedule irregularities affecting

Contractor's scheduled services, and as soon as information concerning such irregularities is available, Contractor shall notify US Airways' reservations control center in a manner prescribed by US Airways and furnish US Airways such information in as much detail as practicable.

(d) Contractor shall be solely responsible for, and US Airways shall have no obligations or duties with respect to the dispatch of Contractor's flights operated pursuant to this Agreement or otherwise. For the purposes of this
Section 3.03(d), the term flight dispatch shall include, but shall not be limited to, all planning of flight itineraries and routings, fueling and flight release.

(e) From time to time, and solely upon request of Contractor or its flight crews, US Airways may furnish Contractor's flight crews with such U.S. Weather Bureau information or data as may be available to US Airways; provided, that in furnishing any such weather information or data to Contractor, neither US Airways nor its employees or agents will be responsible or liable for the accuracy thereof.

SECTION 3.04               RESERVED

SECTION 3.05               STATION FACILITIES AND GROUND SUPPORT SERVICE

(a) US Airways will provide, except as noted in section 2.01 (b), the following services at locations (except as mutually agreed) outlined in Section
2.01 where US Airways personnel are represented, subject to provisions outlined in Section 3.01 and 8.01(c).

         (1) check-in and ticketing of Contractor's passengers at US Airways' ticket counters or, as appropriate, at the gate check-in areas;

         (2) use of US Airways' passenger facilities by Contractor's passengers;

         (3) ramp handling of Contractor's aircraft, including loading, unloading and the handling of Contractor's passengers, baggage, freight, and mail; but not including aircraft marshalling, checking, servicing, catering, and starting the aircraft with ground power.

         (4) interline transfer of baggage, mail, and freight in accordance with currently established industry methods and procedures;

         (5) such security facilities, personnel, and passenger screening procedures as are required (a) by applicable orders, rules, and regulations of the FAA, and (b) by US Airways' FAA-approved aircraft security plan;

         (6) arrangements, made at Contractor's request and its sole cost and expense, for alternate transportation, meals, lodging, and other accommodations for Contractor's passengers as the need therefore may arise from time to time due to schedule irregularities in Contractor's operations; and

         (7) in the event US Airways is unable to accommodate Contractor's scheduled air services at US Airways' own facilities, US Airways reserves the right to provide the services and facilities herein at another suitable location on the airport selected by mutual agreement by the parties subject to provisions outlined in Section 8.01(c).

(b) Contractor will provide the following services and facilities at locations not provided under Section 3.05(a):

         (1) in airport locations with a minimum of five (5) scheduled departures per day, airport ticket counters and baggage service offices open to the public at a minimum during normal business hours between 8 a.m. and 6 p.m. Monday through Friday; between 9 a.m. and 1.p.m. on Saturday and Sunday; and a minimum of one hour before each departure and 30 minutes after each arrival. In airport locations with fewer than five
                  (5) scheduled flights per day, Contractor will provide airport ticket counters and baggage service offices open to the public at a minimum of one hour before each departure and 30 minutes after each arrival. Ticket counters and baggage service offices must be staffed by an adequate number of ticket agents, ramp and other passenger service personnel in uniforms prescribed by US Airways, and having been fully trained to US Airways standards providing services in accordance with established training standards;

         (2) adequate check-in areas including passenger waiting room facilities;

         (3) all ground support personnel, facilities, and equipment necessary to accommodate Contractor's passengers, freight, and mail; and

         (4) such security facilities, personnel and passenger screening procedures as are required by applicable orders, rules, and regulations of the FAA as may be required.

         (5) Personnel and systems as required to rigorously update the FLIFO status used to inform passengers of current flight information within ten (10) minutes of planned timed events including off-gate, off-runway, on-ground, in-gate and delay times, and unplanned delays. US Airways may assess a penalty of * per flight for cancellations or delays of more than * minutes not posted by Contractor in a timely manner. Penalties assessed under this provision cannot exceed * per month.

         (6) Announcements at airports and in-flight as required to inform customers in a timely and professional manner of events including boarding, delay, arrival, and/or lack of lavatory facilities on board the aircraft for flights longer than 1 hour.

         (7) Installation and maintenance of all interior and exterior signs, posters, timetable racks and decor of ticket counter back-wall and gate areas, consistent with US Airways and/or US Airways Express operations. Materials will be provided by US Airways.

         (8) Ramp operations, marshalling, deicing, etc., as outlined in US Airways and US Airways Express Policies and Procedures manual.

         (9)      Cargo processing and handling on US Airways airbills.

         (10) Participation in SABRE FOS (Flight Operations System) which will permit the collection of operational performance and traffic statistics.

         (11) Reasonable participation by Contractor's management staff in those meetings and task groups which will be required from time to time in order to identify various ways to improve the overall operational performance of the network, or to provide training or information regarding new policies or procedures necessary to the consistent delivery of service.

SECTION 3.06               TERMS OF TRANSPORTATION, SALES AND PROMOTION

(a) US Airways' Terms of Transportation, with certain exceptions as listed therein, shall be applicable to services provided by Contractor pursuant to this Agreement. Such Terms of Transportation shall at all times be available for public inspection at Contractor's corporate offices and at each airport ticket counter and sales office maintained and operated by or on behalf of Contractor.

(b) US Airways and Contractor agree that each carrier is authorized to sell air transportation of passengers and property on the scheduled flights operated by the other carrier; provided, however, that neither US Airways nor Contractor shall issue passenger tickets or exchange orders which provide for space on a particular flight except on the basis of a confirmed reservation for such space. Such sales will only utilize US Airways "037" ticket stock, forms and other US Airways documents. Unless otherwise approved by US Airways in writing, Contractor may only issue its own ticket stock for non-revenue travel by Contractor's employees, other airline employees, travel agents, service providers or vendors on Contractor's "US" designated flights.

(c) The party issuing a ticket or exchange order for passenger transportation shall pay to the party furnishing the transportation pursuant thereto, or pursuant to a ticket issued in exchange for such exchange order, the charges applicable to the transportation furnished. Such payments shall be made as follows:

         (1) with respect to passenger tickets and exchange orders issued by Contractor for transportation on Contractor, US Airways and other air carriers with which US Airways has a current ticket and baggage agreement, Contractor shall remit to US Airways through the Airlines Clearing House, Inc. (Clearing House) in accordance with the procedures set forth in the then currently effective Manual of Procedures issued by said Clearing House, but in no event later than the twenty-eighth
         (28th) day of the month following the month in which the sale occurred, all of the monies or proceeds of such sales. Contractor shall prepare and furnish to US Airways all written reports, accounts, and documentation that US Airways may require daily or at such lesser frequency as

         US Airways may prescribe, at its sole discretion, from time to time during the term of this Agreement; and

         (2) Invoices for all flight coupons collected by Contractor from it's passengers, issued by US Airways or it's appointed agents and validated "037" shall be settled through the Airline Clearing House in accordance with the procedures set forth in Section D titled ACH Sampling Procedure of the Airline Clearing House Manual of Procedure. Contractor agrees to an initial US Airways provisional audit sample size based on the numbers of Flight coupons billed monthly to US Airways in accordance with the schedule set forth below:

                  Schedule

                  When the number of flight coupons billed monthly to US Airways by Contractor are between the number in Column A and the number in Column B for a period of three consecutive months, Contractor agrees to adjust the US Airways provisional audit sample size to the number in Column C.

       Column A           Column B    Column C
       --------           --------    --------
*                and      *           *
*                and      *           *
*                and      *           *
*                and      *           *
*                and      *           *
*                and      *           *

         (3) With respect to passenger transportation furnished by Contractor pursuant to this Agreement and invoiced to US Airways in accordance with 3.06(c) (2) above, Contractor shall be required to furnish to US Airways passenger billing information via EBCDIC media (magnetic tape) or ASCII media (diskette) in accordance with the procedures as set forth in Section C.2 Article 4 of the Manual of Procedures issued by the Clearing House.

         If changes are made to the procedures and/or reporting format during the term of this Agreement, Contractor will make the required changes that are compatible with US Airways systems.

         (4) With respect to airbills issued by Contractor for transportation of property on Contractor, US Airways and other air carriers, and with respect to inbound collect shipments, including without limitation, inbound C.O.D. shipments, handled by Contractor as the final carrier, all monies or proceeds collected and received by Contractor in connection with such transactions shall be remitted to US Airways through the Clearing House in accordance with the procedures set forth in the currently effective Manual of Procedures issued by said Clearing House, but in no event later than the twenty-eighth
         (28th) day of the month following the month in which such monies or proceeds were collected. In addition, Contractor shall prepare and furnish to US Airways all written reports, accounts and documents that US Airways may require, on a daily basis or at such lesser frequency as US Airways may prescribe, at its sole discretion, from time to time during the term of this Agreement.

         (d) US Airways may prescribe in its sole discretion from time to time during the term of this Agreement such new or different passenger and air freight sales and accounting procedures as may be required by experience or changed circumstances. In addition, US Airways and Contractor by mutual agreement, and with no less than * notice having been given, may establish alternative or modified passenger sales and accounting procedures in order to accommodate tickets or exchange orders issued by air carriers which are not participants in the Clearing House.

         (e) No commission will be paid for the sale of air transportation when such sale is made directly by the parties hereto and not by a travel agent. Each party who accepts as payment a credit card charge in exchange for issuing tickets, exchange orders or air freight bills for transportation of persons or property on Contractor, US Airways or other carriers shall pay all commissions charged by the issuer of such credit card with respect to such credit card charge sale. US Airways may increase the service charges in Section

         8.01 by the amount of credit card commissions owed by Contractor hereunder and paid by US Airways.

         (f) Contractor shall assume full liability for and shall indemnify, defend, protect, save, and hold harmless US Airways, its directors, officers, agents, and employees from any and all liabilities, damages, claims, suits, judgments, and all related expenses or losses on account of the loss, misapplication, theft or forgery of passenger tickets, exchange orders, airbills or other supplies furnished by or on behalf of US Airways to Contractor, or the proceeds thereof, whether or not such loss is occasioned by the insolvency of either the purchaser of the aforesaid passenger tickets, exchange orders, airbills or other documents or of a bank in which Contractor may have deposited such proceeds. Contractor's responsibility hereunder for passenger tickets, exchange orders, airbills, and other supplies shall commence immediately upon delivery of said passenger tickets, exchange orders, airbills, and other supplies into the possession of Contractor or any duly authorized officer, agent or employee of Contractor. US Airways shall furnish Contractor prompt and timely notice of any claims made, or suits instituted against US Airways which in any way may result in the indemnification hereunder and Contractor shall have the right to compromise or participate in the defense of same to the extent of its own interest.

         (g) US Airways will include the scheduled air services provided by Contractor pursuant to Section 2.01 in its public timetables. All references in US Airways' public timetables to Contractor's US Airways Express services shall also contain notations indicating that such scheduled services are performed by Contractor as an independent contractor under the appropriate US Airways Trademarks, as required by DOT or other regulatory agencies.

ARTICLE 4                  PASSENGER FARES AND DIVISION OF REVENUES

SECTION 4.01               LOCAL FARES

Contractor shall establish (and US Airways shall publish) local (selling) fares applicable to Contractors' US Airways Express city-pairs served on a non-stop basis only, and Contractor shall be paid its local fares for passengers traveling solely on Contractor's US Airways Express flights in accordance with industry and Clearing House practices. Contractor may establish US code fares in any connecting or through flight city pairs where it serves one or more segments pursuant to Section 2.01 of this Agreement only if no other US Airways Group entity, affiliate, subsidiary, contract codeshare carrier, or any combination thereof serves the origination city or the destination city unless all segments of Contractor's connecting service operate pursuant to Section 2.02.

SECTION 4.02               ALL OTHER FARES

US Airways will establish all fares using the "US" designator except those specifically addressed in Section 4.01.

SECTION 4.03               DIVISION OF REVENUES

(a) All fares wholly within and/or between the fifty (50) United States, the District of Columbia and Canada will be divided in accordance with the * unless the division of such fares is otherwise mutually agreed to by US Airways and Contractor. Under the *, each parties' portion of the actual joint (through) fare is determined by *.

(b) All other fares will be divided in accordance with the procedures as established and amended from time to time in the IATA Prorate Passenger Manual unless the division of such fares is otherwise mutually agreed to by US Airways and Contractor, and all fares shall be prorated as on-line, and without the application of provisos.

ARTICLE 5                  AIR FREIGHT RATES

SECTION 5.01               JOINT AIR FREIGHT RATES

Throughout the term of this Agreement, US Airways and Contractor shall establish and maintain joint air freight rates, including rates covering general commodity, small package, and priority air freight shipments.

SECTION 5.02               COMPENSATION TO CONTRACTOR FOR AIR FREIGHT

For the transportation of air freight on the scheduled services to be operated by Contractor pursuant to Section 2.01 above, US Airways will pay Contractor the following:

         (a) General Commodity Freight...............   $*;

         (b) Priority Freight........................   $*;

         (c) Small Package Freight...................   * of the charges per
                                                        shipment, originated
                                                        or terminated.

The foregoing rates to be paid Contractor for the transportation of air freight shall be subject to adjustment from time to time as required by experience and as mutually agreed to by US Airways and Contractor. Operator has the right to audit STARS Cargo reimbursement system on an annual basis.

ARTICLE 6                     US MAIL

(a) Contractor shall accept for transportation, and shall transport on the regularly scheduled air transportation services it shall operate pursuant to
Section 2.01 of this Agreement, such U.S. mail as shall be tendered to it by the United States Postal Service (USPS) and by US Airways. In the performance of its transportation of the U.S. mail as aforesaid, Contractor shall observe and comply with any and all applicable postal regulations, instructions and procedures and with any applicable orders or regulations of the DOT governing the transportation of mail by scheduled air carriers.

(b) All mail transported by Contractor pursuant to this Article 6 shall be transported under the currently effective service mail rates established by the DOT or the USPS for the transportation of the U.S. mail by US Airways. US Airways shall make all reports and keep all records and accounts and perform such other administrative functions as may be required by the USPS in connection with the transportation of the mails by Contractor in the city-pairs covered by this Agreement.

(c) All payments by the USPS under US Airways' effective service mail rates for the transportation of the mails by Contractor in the city-pairs covered by this Agreement, shall be made to US Airways. US Airways shall pay to Contractor monthly, via procedures of the Airline's Clearing House, a sum of money equal to
* for all categories of mail boarded on Contractor's scheduled flights. The rate of * of mail boarded established by this paragraph (c) shall be subject to adjustment from time to time during the effectiveness of this Agreement as mutually agreed upon by US Airways and Contractor.

(d) Contractor shall assume full liability for and shall indemnify, defend, protect, save, and hold harmless US Airways, its directors, officers, agents, and employees from and against any and all liabilities, damages, claims, demands, suits, judgments, including, without limitation, any and all fines, penalties or other sanctions imposed by the USPS (including all costs, fees, and expenses in connection therewith or incident thereto), for the loss, delay, damage or destruction of any of the mails tendered to Contractor by the USPS or by US Airways for transportation pursuant to this article and for any and all violations or failures on the part of Contractor, its directors, officers, agents, employees or independent contractors to observe and comply with any applicable rules, regulations or orders of the USPS, the DOT, or any other duly authorized governmental agency relating to the transportation of the mails, arising out of, or in any way connected with the performance by Contractor, its directors, officers, agents, employees, and independent contractors of the transportation of the mails pursuant to this Agreement. US Airways shall give Contractor prompt and timely notice of any claims made, suits instituted or fines, penalties or other sanctions imposed against US Airways, which in any way result in the indemnification hereunder, and Contractor shall have the right to participate in the compromise, or the defense of same, at its sole expense and to the extent of its own interest. In the event US Airways shall be required to pay any fine, penalty or other monetary sanction imposed against US Airways which in any way results in the indemnification hereunder, it is mutually agreed that the amount of such fines, penalties or other monetary sanctions shall be deducted and set off against payments US Airways is required to make to Contractor pursuant to paragraph (c) above, such deduction and set out to continue until US Airways recovers the full amount of any fine, penalty or other monetary sanction it shall be required to pay by reason of any act or omission of Contractor, its directors, officers, agents, employees, and independent contractors in the performance under this article.

ARTICLE 7                  LIABILITY  INDEMNIFICATION AND INSURANCE

SECTION 7.01               CONTRACTOR SHALL ACT AS AN INDEPENDENT CONTRACTOR

(a) The employees, agents, and/or independent contractors of Contractor engaged in performing any of the services Contractor is to perform pursuant to this Agreement shall be employees, agents, and independent contractors of Contractor for all purposes, and under no circumstances shall be deemed to be employees, agents or independent contractors of US Airways. In its performance under this Agreement, Contractor shall act, for all purposes, as an independent contractor and not as an agent for US Airways. US Airways shall have no supervisory power or control over any employees, agents or independent contractors engaged by Contractor in connection with its performance hereunder, and all complaints or requested changes in procedures shall, in all events, be transmitted by US Airways to a designated officer of Contractor. Nothing contained in this Agreement is intended to limit or condition Contractor's control over its operations or the conduct of its business as a commuter air carrier, and Contractor and its principals assume all risks of financial losses which may result from the operation of the air services to be provided by Contractor hereunder.

(b) The employees and agents of US Airways engaged in performing any of the services US Airways is to perform pursuant to this Agreement shall be employees and agents of

US Airways for all purposes, and under no circumstances shall be deemed to be employees and agents of Contractor. Contractor shall have no supervision or control over any such US Airways employees and agents and any complaint or requested change in procedure shall be transmitted by Contractor to US Airways' designated representative.

SECTION 7.02               LIABILITY AND INDEMNIFICATION

(a) Each party hereto assumes full responsibility for any and all liability to its own directors, officers, employees, or agents arising from injury, or death resulting from or sustained in the performance of its respective services under this Agreement.

(b) Contractor and Mesa Air Group, Inc. and Mesa Air Group, Inc. subsidiaries will indemnify, defend, protect, save, and hold harmless US Airways, US Airways Group and US Airways Group subsidiaries, their directors, officers, employees, and agents from and against any and all liabilities, claims, demands, suits, judgments, damages, and losses (including the costs, fees, and expenses in connection therewith and incident thereto), brought against US Airways, US Airways Group and US Airways Group subsidiaries, their directors, officers, employees or agents by or on behalf of any director, officers, employee, agent or independent contractor of Contractor or anyone else claiming through such persons, or by reason of damage or destruction of property of any such person, or injury to or death of such person, other than employees or agents of US Airways, US Airways Group and US Airways Group subsidiaries caused by or arising out of any act or omission of Contractor, Mesa Air Group or Mesa Air Group subsidiaries arising out of or in connection with this Agreement, except for those acts or omissions caused by gross negligence or willful misconduct of US Airways, US Airways Group and US Airways subsidiaries. US Airways will give Contractor prompt and timely notice of any claim made or suit instituted against US Airways which in any way results in indemnification hereunder, and Contractor will have the right to compromise or participate in the defense of same to the extent of its own interest, including the selection of counsel to represent its interest in the matter.

(c) Each party, with respect to its own employees, accepts full and exclusive liability for the payment of worker's compensation and/or employer's liability insurance premiums with respect to such employees, and for the payment of all taxes, contributions or other payments for unemployment compensation or retirement benefits, pensions or annuities, if any, now or hereafter imposed upon employers by the government of the United States or by any state or local governmental body with respect to such employees measured by the wages, salaries, compensation or other remuneration paid to such employees, or otherwise, and each party further agrees to make such payments and to make and file all reports and returns, and to do everything necessary to comply with the laws imposing such taxes, contributions or other payments.

(d) US Airways and US Airways Group and US Airways Group subsidiaries will indemnify, defend, protect, save, and hold harmless Contractor, Mesa Air Group and Mesa Air Group subsidiaries their directors, officers, employees, and agents from and against any and all liabilities, claims, demands, suits, judgments, damages, and losses (including all costs, fees and expenses in connection therewith or incident thereto), brought against Contractor, Mesa Air Group and Mesa Air Group subsidiaries their directors, officers, employees or agents by or on behalf of any director, officer, employee, agent or independent contractor of US Airways or anyone else claiming through such persons, or by reason of damage or destruction of property of any such person, or injury to or death of such person, other than employees or agents of Contractor, Mesa Air Group and Mesa Air Group subsidiaries caused by or arising out of any act or omission of US Airways, US Airways Group and US Airways Group subsidiaries, arising out of or in connection with this Agreement except for those acts or omissions caused by the gross negligence or willful misconduct of Contractor, Mesa Air Group and Mesa Air Group subsidiaries.. Contractor will give US Airways prompt and timely notice of any claim made or suit instituted against Contractor which in any way results in indemnification hereunder, and US Airways will have the right to compromise or participate in the defense of same to the extent of its own interest, including the selection of counsel to represent its interest in the matter.

SECTION 7.03               INSURANCE COVERAGE

(a) In consideration of the privileges granted herein, Contractor shall, at all times during the effectiveness of this Agreement, commencing with the first day thereof, have and maintain in full force and effect policies of insurance satisfactory to US Airways, of the types of coverage, including coverage on all aircraft described in Section 2.03, and in the minimum amounts stated below with companies satisfactory to US Airways and under terms and conditions satisfactory to US Airways as follows:

         Minimum Amounts of Insurance Coverage (US Currency)

         1.       AIRCRAFT LIABILITY AND GROUND LIABILITY INSURANCE
                  (Including Comprehensive Public Liability, War and Allied Perils Liability (AVN 52D) or Third Party War Liability available from the U.S. Government under Chapter 443 of Title 49, or other insurance available in order to match or exceed the required amount of aircraft liability insurance.)

                  a.       Bodily Injury and Personal Injury -Passengers

                  b.       Bodily Injury and Personal Injury - Non-Passengers

                  c.       Property Damage

         The minimum amounts of insurance coverage required under this paragraph shall be * per occurrence, combined single limit for all coverage required under this paragraph 1 utilizing aircraft with less than thirty seats except personal injury - non-passengers where the minimum amount of insurance coverage is * per occurrence and in the aggregate.

                           Per Accident

         2.       WORKMAN' S COMPENSATION INSURANCE:
                  (Company Employees)                      Statutory

         3.       EMPLOYER' S LIABILITY:
                  (Company Employees)                      *

                  4.       ALL RISK HULL INSURANCE         Agreed Value Or Such

                  ON AIRCRAFT PERFORMING             Lesser Amount As May Be
                  SERVICES HEREUNDER:                Consented To By US Airways

         5.       BAGGAGE LIABILITY:                 * (Per Passenger)

         6.       CARGO LIABILITY:                   * Any One Aircraft
                                                     * Any One Disaster
                                                     With Terms, Limitations and
                                                     Conditions Acceptable to
                                                     US Airways

(b) The parties hereby agree that from time to time during the term of this Agreement, US Airways may require Contractor to have and maintain greater coverage than the amounts set forth in paragraph (a) above, should the circumstances and conditions of Contractor's operations under this Agreement be deemed in US Airways' reasonable judgment, to require reasonable increases in any or all of the foregoing minimum insurance coverage. US Airways will provide Contractor with at least thirty (30) days advance written notice of any increase under this Section.

SECTION 7.04               ADDITIONAL REQUIREMENT

(a)      Contractor shall cause the policies of insurance described in Section
7.03 to be duly and properly endorsed by Contractor's insurance underwriters as follows:

         (1) as to the policies of insurance described in paragraphs 1, 2, 3, 4, 5, and 6 of said Section 7.03(a);

                  (A) to provide that any waiver of rights of subrogation against other parties by Contractor will not affect the coverage provided hereunder with respect to US Airways; and

                  (B) to provide that Contractor's underwriters shall waive any and all subrogation rights against US Airways its directors, officers, agents, and employees without regard to any breach of warranty on the part of Contractor or to provide other evidence of such waiver of recourse against US Airways, its directors, officers, agents, or employees as shall be acceptable to US Airways.

         (2) as to policies of insurance described in paragraphs 1, 5, and 6 of said Section 7.03(a)

                  (A) to provide that US Airways, its directors, officers, agents, and employees shall be endorsed as Additional Insured parties thereunder; and

                  (B) to provide that said insurance shall be primary insurance and to acknowledge that any other insurance policy or policies of US Airways shall be secondary or excess insurance;

         (3)      as to policies of insurance described in paragraphs 1 of said
         Section 7.03(a) to provide a breach of warranty clause to said policies acceptable to US Airways;

         (4) as to policies of insurance described in paragraph 1 only of said Section 7.03(a):

                  (a) to provide, with respect to claims in favor of US Airways, its directors, officers, agents and employees against Contractor, its directors, officers, agents and employees, that US Airways, its directors, officers, agents, and employees shall not be deemed to be insured under the said insurance policies, and to this end to provide a cross-liability clause (acceptable to US Airways) as though separate policies were issued for US Airways and Contractor other than the Limit of Liability and to provide a reciprocal cross-liability clause in favor of Contractor; and

                  (b) to provide contractual liability insurance coverage for liability assumed by Contractor under this Agreement.

         (5) as to policies of insurance described in paragraph 4 above of said Section 7.03(a), to provide that said Aircraft Hull Insurance shall be on an agreed value basis, and, except with the consent of US Airways, shall not be subject to more than the standard market deductibles in the event of loss, settled on the basis of a total loss, all losses shall be payable in full;

         (6) as to any insurance obtained directly from foreign underwriters, to provide that US Airways may maintain against said Contractor's underwriters a direct action in the United States upon said insurance policies and to this end provide a standard service of suit clause designating a United States attorney in Washington, D.C. or New York, N.Y.

(b)      Contractor shall cause each of the insurance policies referred to in
Section 7.03 to be duly and properly endorsed to provide that said policy or policies or any part or parts thereof shall not be cancelled, or materially adversely altered, changed or amended by Contractor's insurance underwriters, until after thirty (30) days' written notice to US Airways which thirty (30) day notice period shall commence to run from the date such notice is actually mailed to US Airways.

(c) Upon the effective date of this Agreement, and upon each anniversary during the term of this Agreement, Contractor shall furnish to US Airways evidence reasonably satisfactory to US Airways of the aforesaid insurance coverage and endorsements, including certificates certifying that the aforesaid insurance policy or policies with the aforesaid policy limits are duly and properly endorsed as aforesaid and are in full force and effect. Initially, this evidence shall be via a certificate of insurance.

(d) In the event Contractor fails to maintain in full force and effect any of the insurance and endorsements described in Sections 7.03 and 7.04, US Airways shall have the right (but not the obligation) to procure and maintain such insurance or any part thereof. The cost of such insurance shall be payable by Contractor to US Airways upon demand by US Airways. The procurement of such insurance or any part thereof by US Airways does not discharge or excuse Contractor's obligation to comply with the provisions of Sections 7.03 and 7.04. Contractor agrees not to cancel, or materially adversely alter, change or amend said policies referred to in Section 7.03 until after providing * advance written notice to US Airways, of its intent to so cancel, terminate or materially alter, change or amend said policies of insurance, which * notice period shall commence to run from the date notice is actually received by US Airways.

SECTION 7.05               CARGO LIABILITY INSURANCE

US Airways agrees to make available to Contractor cargo liability insurance coverage under US Airways' cargo liability insurance policy solely with respect to air freight transported by Contractor under a US Airways airfoil in scheduled air services operated pursuant to Sections

2.01 and 2.03 and such coverage shall be deemed to satisfy Contractor's obligation to have and maintain in full force and effect cargo liability insurance coverage in accordance with the terms of Section 7.03(a)(6), provided however, that US Airways may cancel, terminate, alter, change or amend the cargo liability insurance coverage furnished to Contractor pursuant to this Section 7.06, upon thirty (30) days' written notice to Contractor, and provided. further, if US Airways cancels or terminates such coverage with respect to Contractor, Contractor shall furnish US Airways evidence, on or before the effective date of such cancellation or termination, that it has obtained cargo liability insurance coverage in accordance with Section 7.03(a)(6).

ARTICLE 8                  CONSIDERATION, RECORDS AND REPORTS

SECTION 8.01               CONSIDERATION

(a) For and in consideration of system charges, such as but not limited to reservations (OAL CRS charges excluded) ground services, credit card fees, facilities and other related services to be provided to Contractor hereunder; the nonexclusive, nontransferable license granted to Contractor authorizing the specified uses of US Airways' Trademarks and other valuable consideration provided by this Agreement, Contractor shall pay to US Airways the following amounts (the "Service Charges"):

         (1)      *.

         (2)      *.

         (3)      *.

         (4)      *.

         (5)      *.

(b) Contractor shall establish bank account/s at mutually agreed upon locations for the purpose of depositing daily cash sales collected at Contractor ticketing locations. US Airways will, at the close of business each day, electronically sweep the account for all cash sales made at Contractor ticketing locations. Contractor will incur reasonable set-up and maintenance fees as required to report and remit cash sales.

(c) US Airways shall calculate and collect such Service Charges from Contractor through the Clearing House referred to in Article 3 in accordance with the procedures set forth in the currently effective Manual of Procedures issued by said Clearing House, but in no event later than the twenty-eighth
(28th) day of the month following the month in which services were provided. In the event Contractor fails to pay US Airways in full all Service Charges payable hereunder when due, Contractor agrees to pay to US Airways, in addition to such Service Charges, interest on the unpaid balance of such Service Charges computed at the rate per annum of * plus the prime rate which the Chase Manhattan Bank (National Association) from time to time charges at its principal office in New York on short-term loans to large businesses with the highest credit standing, with a minimum rate per annum of * from the due date thereof to the date of payment.

(d) It is hereby mutually agreed and understood by the parties hereto that the aforesaid Service Charges per Contractor passenger boarded contemplate that in the performance of the services described in Article 3 hereof, US Airways will use only the personnel in its employ and the equipment and facilities which it owns or leases. In the event US Airways is required to employ, retain or otherwise furnish additional personnel or obtain, by purchase, lease or otherwise any additional facilities or equipment, or incur in any manner whatsoever any expenses or disbursements in connection with its performance of this Agreement in excess of the personnel, facilities or equipment being provided in the normal course of business, Contractor shall reimburse US Airways in full, through the Clearing House for the actual costs of such additional personnel, facilities and/or equipment, and for any actual expenses or disbursements incurred by US Airways in connection with its performance under this Agreement.

(e) The US Airways Service Charges as described in Section 8.01 (a) shall be subject to adjustment by US Airways from time to time during the term of this Agreement. Such adjustments shall be made upon * advance notice in writing from US Airways to Contractor.

(f) All payments and/or reimbursements contemplated in this Article shall be deemed to be in addition to and not in lieu of any other payments and/or reimbursements required of either party hereto by other articles of this Agreement, including but not limited to Article 3.

SECTION 8.02               RECORDS AND REPORTS

(a) Contractor shall provide reports in a form acceptable to US Airways detailing scheduled air services operated by Contractor pursuant to Sections 2.01.

         (1) Reports due by the 10th working day of the following month shall contain the following minimum information:

                  (a) The total number of scheduled and actual departures for the month, by flight number and city of departure;

                  (b) The total number of passengers boarded, by flight number and city of departure;

                  (c) The total poundage of air freight, air express, and mail boarded by city of departure;

                  (d)      Number of passengers by market; and

                  (e) Percentage of passengers connected to/from US Airways Group, yearly forecast of passenger boardings, by city. (Updates are required for all significant schedule changes and must be submitted one month in advance of change).

         (2) Reports due by the 5th working day of the month shall contain the following minimum information:

                  (A) Passenger enplanements by city, total passengers connected to/from US Airways Group, total number of frequent traveler passengers, total RPM's and ASM's, performance report information.

         (3) Operator's Dispatch shall report immediately to US Airways' System Control for inclusion into B.A.S.I.S any incident, accident (ground or flight) that affects or could affect the safety of any operations conducted under this Agreement.

         (4) US Airways reserves the right to use FATS (Flight and Traffic Statistics) data rather than reports and data supplied by Contractor for any and all measurement of Contractor's operational and passenger performance.

(b) Contractor shall furnish US Airways once every three (3) months unaudited financial statements including Contractor's current corporate balance sheets and profit and loss statements, and within ninety (90) days after the close of its fiscal year, Contractor shall furnish US Airways with audited financial statements.

(c) At US Airways' option, an authorized representative of US Airways may inspect Contractor's corporate records and accounts once during each calendar quarter during the term of this Agreement.

(d) Contractor shall promptly furnish US Airways a copy of every report that Contractor files with the DOT, or some successor agency and such other traffic, operating and financial information as US Airways may reasonably request, from time to time, during the term of this Agreement which US Airways agrees to keep confidential and not disclosed to persons for any purpose other than to determine Contractor's compliance with this Agreement.

(e) Contractor shall also promptly furnish US Airways with a copy of every report that Contractor prepares, whether or not such report is filed with the FAA, National Transportation Safety Board (NTSB) or any other governmental agency, relating to any accident or incident involving an aircraft used by Contractor in performing services under this Agreement, whether or not such aircraft bears any US Airways Trademarks, when such accident or incident is claimed to have resulted in the death of or injury to any person or the loss of, damage to or destruction of any property.

(g) In order to assure the preservation of product quality and brand reputation of US Airways Express, Contractor shall promptly furnish US Airways with a copy of every letter received by Contractor regarding services provided as US Airways Express. Such letters shall include but are not limited to letters received from customers; federal, state or local government agencies; and local airport authorities. Failure to promptly provide copies of such letters to US Airways may result in forfeiture of the Performance Incentive described in
Section 8.03, for the quarter during which copies of letters were not provided to US Airways.

SECTION 8.03               PERFORMANCE INCENTIVE

(a) Contractor's operating performance will be tracked by US Airways each quarter based upon the following metrics:

     (1)          *.

     (2)          *.

     (3)          *.

(b) After the end of each quarter beginning with the second quarter of 2003 (April 1,2003 through June 30, 2003) when the measurement data has become available, US Airways will compute the measurements included in Section 8.03 (a) and provide a summary statement showing the operating performance of Contractor in the preceding quarter. US Airways, in consultation with Contractor, will also compute the amount due to/from Contractor, referred to as the Performance Incentive Payment per the Performance Incentive Schedule that will be established by US Airways at the beginning of each calendar year. The Performance Incentive Payment will be calculated *. Contractor may review and audit or cause its independent consultants to review and audit all records relevant to the above calculations.

                     PERFORMANCE INCENTIVE PAYMENT SCHEDULE

                                        *

(c) Service Standards for * are set forth in Exhibit 1, attached hereto and made a part hereof .

(d) Any disputes between US Airways and Contractor arising as a result of the Performance Plan will be resolved in accordance with the dispute resolution procedures set forth below.

(e) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia without regard to Virginia's conflict of laws statutes.

The Parties further consent to the jurisdiction of the federal courts located within the Commonwealth of Virginia and waive any claim of lack of jurisdiction or forum non conveniens.

ARTICLE 9                  EFFECTIVE DATE,  TERMINATION AND CANCELLATION

SECTION 9.01               EFFECTIVE DATE AND TERM

(a) This Agreement will become effective on May 14, 2003 and will continue in effect thereafter until * unless it is terminated in whole or in part at an earlier date pursuant to one or more of the provisions of this Agreement .

(b) The scheduled air transportation services to be operated by Contractor as from time to time established pursuant to Section 2.01 (a) shall be maintained, without interruption, throughout the term of this Agreement, except and until such scheduled transportation services are modified in accordance with
Section 2.01.

(c) In the event there is any change in the statutes governing the economic regulation of air transportation, or in the applicable rules, regulations or orders of the DOT or some successor agency or department of the government having jurisdiction over air transportation which change or changes materially affect the rights and/or obligations presently in force with respect to the marketing relationship of US Airways or Contractor, or both, then the parties hereto will consult, within * after any of the occurrences described herein, in order to determine what, if any, changes to this Agreement are necessary or appropriate, including but not limited to the early termination and cancellation of this Agreement. If the parties hereto are unable to agree whether any change or changes to this Agreement are necessary and proper, or as to the terms of such changes, or whether this Agreement should be cancelled in light of the occurrences described above, and such failure to reach agreement shall continue for a period of * following the commencement of the consultations provided for by this Section 9.01(c), then this Agreement may be cancelled by either US Airways or Contractor upon providing the other party a minimum of * written notice of such cancellation.

SECTION 9.02               TERMINATION

(a) US Airways, in addition to the other provisions of this Agreement, may terminate this Agreement, in whole or in part, upon not less than * written notice to Contractor should any one of the following conditions occur during the time this Agreement is in effect provided however with respect to the city pairs listed in Section 2.01(a)(i), Contractor shall have the one time right to cure the conditions contained in such written notice within * of receiving such notice:

         (1) if Contractor fails to maintain the minimum operations in any of the city-pairs as specified from time to time in Section 2.01(a) during the effectiveness of this Agreement, or fails to retain and/or utilize the aircraft specified in Section 2.03 in the manner provided in Article 2, except as otherwise provided herein, provided that such termination under this Section 9.02(a)(1) shall only apply to all of the cities in the entire subsection (Sections 2.01(a)(i), 2.01(a)(ii), 2.01(a)(iii), 2.01(a)(iv) or 2.01(a)(v)) in which Contractor failed to maintain the minimum operations for a city pair ;

         (2) if, during any * during the term of this Agreement, Contractor's flight completion factor for any of the groups of city pairs listed in any of Sections 2.01(a)(i)-(v) shall fall below * due to cancellations attributable to maintenance or operational deficiencies within Contractor's normal management control and Contractor has failed to correct the maintenance or operational deficiency in a period of *;

         (3) if during any * during the term of this Agreement, Contractor utilizes fewer than: i) in Kansas City pursuant to Section 2.01(a)(i) * aircraft, ii) in Florida pursuant to Section 2.01
                  (a)(ii) * aircraft, iii) in Philadelphia pursuant to Section 2.01(a)(iii) three (3) aircraft, iv) in Pittsburgh pursuant to
                  Section 2.01(a)(iv) * aircraft, and v) in Charlotte pursuant to Section 2.01(a)(v) * aircraft p of the type required in this Agreement in any of the groups of city pairs listed in any of Sections 2.01(a)(i)-(v) provided that such termination under this Section 9.02(a)(3) shall only apply to all of the cities in the entire subsection (Section 2.01(a)(i), Section 2.01(a)(ii), Section 2.01(a)(iii), Section 2.01(a)(iv) or
                  Section 2.01(a)(v) in which Contractor failed to utilize fewer than the minimum number of aircraft listed in this Section.

         (4) if Contractor fails to comply with the trademark license provisions of Article 11 of this Agreement;

         (b) Either party, in addition to the other provisions of this Agreement, may terminate this Agreement, in whole or in part, upon not less than * written notice to the other party in the event that:

         (1) Either Party shall file a voluntary petition in bankruptcy or that proceedings in bankruptcy shall be instituted against it and such Party shall be adjudged bankrupt, or that a court shall take jurisdiction of such Party, and its assets pursuant to proceedings brought under the provisions of any federal reorganization act, or that a receiver of the assets of such Party shall be appointed and such taking or appointment shall not be stayed or vacated within a period of sixty (60) days, or that such Party shall be divested of, or be prevented by any action of any federal authority from conducting and operating its air transportation operations, or any of such Party's aircraft shall be grounded by any governmental authority having jurisdiction;

         (2) Either Party shall fail to perform, keep, and observe any of the terms, covenants or conditions herein contained on the part of such party to be performed, kept or observed, the non-breaching Party may give the other Party notice in writing to correct such condition or cure such default and, if any such condition or default shall continue for * after the receipt of such notice and if within such period of time the correction of such condition or default has not been accomplished; provided, however, that Section 9.02(a)(2) above shall not be applicable to this sub-section.

(c) Contractor's service between the city pairs described in Sections 2.01(a)(i) and 2.01(b)(i) shall terminate on * unless otherwise terminated in accordance with this Agreement; provided however US Airways may terminate such service upon * prior written notice to Contractor commencing on *.

(d) Contractor's service between the city pairs described in Sections 2.01(a)(ii) and 2.01(b)(ii) shall terminate on * unless otherwise terminated in accordance with this Agreement, provided however US Airways may terminate such service upon * prior written notice to Contractor commencing on the date of this Agreement.

(e) Contractor's service between the city pairs described in Sections 2.01(a)(iii) and 2.01(b)(iii) shall terminate on * unless otherwise terminated in accordance with this Agreement, provided however US Airways may terminate such service upon * prior written notice to Contractor commencing on *.

(f) Contractor's service between the city pairs described in Sections 2.01(a)(iv) and 2.01(b)(iv) shall terminate on * unless otherwise terminated in accordance with this Agreement, provided however US Airways may terminate such service upon * prior written notice to Contractor commencing on *.

(g) Contractor's service between the city pairs described in Sections 2.01(a)(v) and 2.01(b)(v) shall terminate on * unless otherwise terminated in accordance with this Agreement, provided however US Airways may terminate such service upon
* prior written notice to Contractor commencing on *.

(h) Any early termination or cancellation pursuant to one or more of the provisions of this Article 9 shall not be construed so as to relieve any party hereto of any debts or monetary obligations to the other party that shall have accrued hereunder prior to the effective date of such termination or cancellation. In the event of any early termination or cancellation pursuant to one of more of the provisions of this Article 9, US Airways shall have sole ownership of the passenger records booked on flights operated under this Agreement. US Airways shall cooperate with any reasonable requests by Contractor for copies of such records.

SECTION 9.03               FORCE MAJEURE

Neither US Airways nor Contractor shall be liable for any failure to perform under this Agreement if such failure is due to causes beyond its control, including, but not limited to, acts of God or the public enemy, war, terrorism, fire, floods, epidemics, quarantine or strikes; provided however, that the foregoing shall not apply to the obligations assumed by Contractor under Article 7 of this Agreement.

SECTION 9.04 ASSIGNMENT

In addition to the foregoing provisions of this Article, this Agreement may be terminated by US Airways if there is an assignment of this Agreement or of any of the rights, duties or obligations created hereunder with respect to this Agreement without the prior written consent of US Airways. In the event that this Agreement is assigned by Contractor, whether by operation of law or otherwise, without such consent having been given in writing, US Airways shall have the right to terminate the Agreement by telegraphic or written notice to the Contractor. For the avoidance of doubt, Contractor shall remain primarily liable to US Airways or its successors or assignees under this Agreement regardless of any assignment by Contractor of this Agreement. Notwithstanding the foregoing, US Airways may, without consent of Contractor, assign, or transfer this Agreement to any company into which or with which US Airways or its successors may be merged, combined or consolidated, or which may otherwise succeed to substantially all of US Airways' assets.

ARTICLE 10                 OPERATING RESTRICTIONS

SECTION 10.01              USE OF CONTRACTOR'S AIRCRAFT

In the event that aircraft owned and/or operated by Contractor bearing the US Airways Trademarks are available and can be utilized without adversely affecting in any manner the branded reputation or regular scheduled services operated pursuant to Sections 2.01, such aircraft may be used only when requested and approved at least seven days in advance by US Airways except for ad-hoc extra-sections or charters:

         (1)      for nonscheduled passenger charters; or

         (2) for scheduled or nonscheduled services limited to the transportation of freight and/or mail in city-pairs other than those described in Section 2.01; or

         (3) on an emergency basis in operations not covered by this Agreement.

         (4) As extra-section flights on Contractor's routes as described in Section 2.01.

         (5) Other use of Contractor's aircraft in US Airways Express livery is not permitted.

ARTICLE 11 TRADEMARK LICENSE FOR OPERATIONS TO BE CONDUCTED BY CONTRACTOR PURSUANT TO THIS AGREEMENT

SECTION 11.01              GRANT OF TRADEMARK LICENSE

(a) Contractor will conduct all operations described in Section 2.01 above, and any additional operations undertaken by subsequent amendment hereto, under the service mark "US Airways Express" and shall utilize the US Airways service marks consisting of the exterior and interior color decor and patterns on and inside its aircraft as prescribed by US Airways. US Airways hereby grants to Contractor a nonexclusive, nontransferable license to use such US Airways service marks in connection with the services to be rendered by Contractor under this Agreement; provided, however, that at any time during the term of this Agreement, US Airways may alter, amend or revoke the license hereby granted and require Contractor's use of any new or different US Airways service marks in conjunction with the air transportation services provided hereunder as US Airways may determine in the exercise of its sole discretion and judgment.

SECTION 11.02              TERMS AND CONDITIONS GOVERNING TRADEMARK LICENSE

(a) Contractor hereby acknowledges US Airways' ownership of the US Airways service marks, further acknowledges the validity of the US Airways service marks, and agrees that it will not do anything in any way to infringe or abridge US Airways' rights in its service marks and trademarks or directly or indirectly to challenge the validity of the US Airways service marks.

(b) Contractor agrees that, in providing the services to be provided under this Agreement in conjunction with one or more of the US Airways service marks, it will conform to such standards of service (including types of aircraft, qualification of personnel, customer service standards, and other reasonable quality control measures) as may be prescribed by US Airways either specifically in this Agreement or by subsequent communications to Contractor. Contractor shall maintain the appearance of the exterior and interior of the aircraft by employing such cleaning and refurbishment programs that will ensure a clean and tidy appearance. Contractor is required to provide US Airways with an aircraft cleaning and appearance plan and compliance update every six months. US Airways shall have the right, through such agents or representatives as it may designate, to inspect the services and standards being performed by Contractor under this Agreement and in the event that, in US Airways' opinion, there has been some deviation from such services and/or standards, Contractor agrees upon written notice from US Airways to rectify promptly any such deviation. Contractor will comply with standards related to the Air Transport Association's Customer First Initiative, as defined by US Airways in its "Customer Commitment", issued in September 1999, and will, within * of receipt forward to US Airways a copy of all correspondence with passengers including a copy of Contractor's response to the passenger.

(c) Contractor shall not, without US Airways' express prior written consent, advertise the services to be rendered hereunder, nor make use of the US Airways Trademarks referred to in Section 11.01 above in any advertising. US Airways shall have absolute discretion to withhold its consent concerning any and all such advertising and use of the US Airways Trademarks in advertising by Contractor. In the event US Airways approves the use of such US Airways Trademarks in any advertising, such advertising shall identify US Airways as the owner of such trademark(s), and to the extent that any mark is registered, shall so specify.

(d) To the extent that Contractor is licensed to use the mark "US Airways", Contractor will use said mark only in the mark "US Airways Express" and then only in conjunction with the services specifically embraced by this Agreement.

(e) Nothing in this Agreement shall be construed to give Contractor the exclusive right to use the US Airways Trademarks, or to bridge US Airways' right to use and/or to license its trademarks, and US Airways hereby reserves the right to continue use of the US Airways Trademarks and to license such other uses of said trademarks as US Airways may desire.

(f) No term or provision of this Agreement shall be construed to preclude the use of the trademarks "US Airways Express" or the aircraft exterior color decor and patterns by other individuals or corporations not covered by this Agreement.

(g) Should this Agreement be cancelled or otherwise terminated for any reason as set forth in Article 9 hereof, the license permitting Contractor to use the US Airways Trademarks shall terminate and such marks shall not thereafter be used by Contractor in connection with any operations of Contractor.

ARTICLE 12                 ENTIRE AGREEMENT, AMENDMENT, NOTICES AND TITLES

SECTION 12.01              ENTIRE AGREEMENT AND AMENDMENTS

(a) This Agreement represents the entire agreement between the parties hereto unless subsequently amended as hereinafter provided, and said Agreement shall not be modified or cancelled by mutual agreement or in any manner except by an instrument in writing, executed by the parties or their respective successors in interest.

(b) The parties hereto may by mutual agreement amend any provision of this Agreement, or delete or add any provision to this Agreement by an instrument in writing, executed by each of the parties or their authorized representatives or successors in interest. Any amendment, deletion or additions executed as prescribed herein shall become a part of, and shall be construed as part of this Agreement.

SECTION 12.02              NOTICES AND MISCELLANEOUS PROVISIONS

(a) Any and all notices, approvals or demands required or permitted to be given by the parties hereto shall be sufficient if sent by certified mail, postage prepaid, overnight delivery service, or facsimile to US Airways addressed to:

         Vice President-Express Division      Telephone Number: 703-872-7345
         US Airways                           Facsimile Number: 703-872-7312
         Crystal Park Four
         2345 Crystal Drive
         Arlington, VA  22227

         and to Contractor, addressed to:

         Air Midwest Inc.
         President
         2203 Air Cargo Road
         Wichita, KS 57209                    Telephone Number:( 316- ) 371-7291
         Mesa Air Group
         410 N. 44th Street, Ste 700
         Pheonix, AZ 85008
         Attn:Chief Financial Officer

With a copy to: Mesa Air Group                Telephone Number (602) 685-4000
                  410 N. 44th Street, Ste 700
                  Pheonix, AZ 85008
                  Attn: General Counsel       Fascimile Number (602) 685-4352
                                              Telephone Number: (602  )685-4000

or to such other addresses in the continental United States as the parties may specify by notice as provided herein.

(b) Description titles contained in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

(c) This Agreement shall be governed by and construed and enforced in accordance with the laws of the Commonwealth of Virginia as though the entire agreement were performed in Virginia and without regard to Virginia's conflict of laws statutes. The Parties further agree that they consent to the jurisdiction of the Courts of Virginia or the federal courts located within the Commonwealth of Virginia and waive any claim of lack of jurisdiction or forum non conveniens.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into and signed as of the day and year first written above.

                                      Air Midwest, Inc

                                      By: /s/ Jonathan Ornstein
                                          --------------------------------------
                                      Title:  Chief Executive Officer
                                      Date: 5/14/03

                                      US Airways, Inc

                                      By: /s/ N. Bruce Ashby
                                          --------------------------------------
                                      Title: SVP Corporate Development
                                      Date: 5/14/03

                                    EXHIBIT I

                                        *

                                       46